Exhibit 3.1

SYLVAMO CORPORATION

SECOND AMENDED AND RESTATED BY-LAWS

Effective as of May 15, 2025

SYLVAMO CORPORATION

BY-LAWS

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Table of Contents

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Table of Contents

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SYLVAMO CORPORATION

SECOND AMENDED AND RESTATED BY-LAWS

As amended and restated effective May 15, 2025

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1.01. Annual Meetings. The annual meeting of the stockholders of Sylvamo Corporation (the “Corporation”) for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held each year either within or without the State of Delaware, on such date and at such place, if any, and time as exclusively may be fixed from time to time by resolution of the Corporation’s Board of Directors (the “Board”) and set forth in the notice or waiver of notice of the meeting. The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.

Section 1.02. Special Meetings. Special meetings of the stockholders of the Corporation may be called only in the manner set forth in the certificate of incorporation of the Corporation as then in effect (as the same may be amended from time to time, the “Certificate of Incorporation”). Notice of every special meeting of the stockholders of the Corporation shall state the purpose or purposes of such meeting. Any special meeting of the stockholders shall be held either within or without the State of Delaware, at such place, if any, and on such date and time, as shall be specified in the notice of such special meeting. The Board may postpone, recess, reschedule or cancel any special meeting of the stockholders previously scheduled by the Board.

Section 1.03. Participation in Meetings by Remote Communication. The Board, acting in its sole discretion, may establish guidelines and procedures in accordance with applicable provisions of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”), and any other applicable law for the participation by stockholders and proxyholders in a meeting of stockholders by means of remote communications, and may determine that any meeting of stockholders will not be held at any place but will be held solely or in part by means of remote communication. Stockholders and proxyholders complying with such procedures and guidelines and otherwise entitled to vote at a meeting of stockholders shall be deemed present in person and entitled to vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely or in part by means of remote communication; provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 1.04. Notice of Meetings; Waiver of Notice.

(a) Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall specify (i) the place, if any, date and time of such meeting, (ii) the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, (iii) the record date for determining the stockholders entitled to vote at the meeting, if such record date is different from the record date for determining the stockholders entitled to notice of the meeting, (iv) in the case of a special meeting, the purpose or purposes for which such meeting is called, and (v) such other information as may be required by law or as may be deemed appropriate by the chairperson of the Board, the Secretary or the Board. Unless otherwise required by law, the Certificate of Incorporation or these Amended and Restated By-Laws (the “By-Laws”), the notice of any meeting shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 233 of the DGCL.

(b) A written waiver of notice of meeting signed by a stockholder or a waiver by electronic transmission by a stockholder, whether given before or after the meeting time stated in such notice, is deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders need be specified in a waiver of notice. Attendance of a stockholder at a meeting is a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business at the meeting on the ground that the meeting is not lawfully called or convened.

(c) Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, any notice to stockholders given by the Corporation under the DGCL, the Certificate of Incorporation or these By-Laws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be deemed given (i) if mailed, when the notice is deposited in the United States mail, postage prepaid, (ii) if delivered by courier service, the earlier of when the notice is (x) received or (y) left at such stockholder’s address or (iii) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by subsection (e) of Section 232 of the DGCL. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation. Notice given by electronic transmission (other than by electronic mail) pursuant to this subsection shall be deemed given: (1) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the stockholder has consented to receive notice; (2) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (3) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by personal delivery, by mail or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 1.05. Proxies.

(a) Each stockholder entitled to vote at a meeting of stockholders or to express consent to or dissent from corporate action without a meeting (if permitted by the Certificate of Incorporation) may authorize another person or persons to act for such stockholder by proxy.

(b) No proxy may be voted or acted upon after the expiration of three (3) years from the date of such proxy, unless such proxy provides for a longer period. Every proxy is revocable at the sole discretion of the stockholder executing it unless the proxy states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date.

Section 1.06. Voting Lists. The Corporation shall prepare, no later than the tenth (10th) day before each meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, unless the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, in which case the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. This list shall be open to the examination of any stockholder for a period of at least ten (10) days ending on the day before the meeting date for any purpose germane to the meeting as required by the DGCL or other applicable law. The list may be made available on a reasonably accessible electronic network, provided the information required to gain access to such list is provided with the notice of the meeting or may be made available during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. The stock ledger shall be the only evidence as to who are the stockholders entitled by this section to examine the list required by this section or to vote in person or by proxy at any meeting of stockholders.

Section 1.07. Quorum. Except as otherwise required by law or by the Certificate of Incorporation, the presence in person or by proxy of the holders of record of a majority of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting, provided, however, that where a separate vote by a class or series is required, the holders of a majority in voting power of all issued and outstanding stock of such class or series entitled to vote on such matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. In the absence of a quorum, the presiding person of the meeting or the stockholders so present, by a majority in voting power thereof, may adjourn the meeting from time to time in the manner provided in Section 1.09 of these By-Laws until a quorum is present or represented.

Section 1.08. Voting. Except as otherwise provided in the Certificate of Incorporation or by applicable law, every holder of record of shares entitled to vote at a meeting of stockholders is entitled to one vote for each share outstanding in his, her or its name on the books of the Corporation (a) at the close of business on the record date for such meeting or (b) if no record date has been fixed, at the close of business on the day next preceding the day on which notice of the meeting is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. All matters at any meeting at which a quorum is present, except the election of directors, shall be decided by the affirmative vote of the holders of at least a majority in voting power of the outstanding shares of the Corporation’s capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter in question, unless a different or minimum vote is required by law, by the Certificate of Incorporation, these By-Laws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities.

Section 1.09. Adjournment. Any meeting of stockholders may be adjourned from time to time, by the presiding person of the meeting or by the vote of a majority of the shares of stock present in person or represented by proxy at the meeting, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time, place (if any) thereof, and the means of remote communications (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (a) announced at the meeting at which the adjournment is taken, (b) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting unless the adjournment is for more than thirty (30) days or a new record date is fixed for the adjourned meeting after the adjournment, in which case notice of the adjourned meeting in accordance with Section 1.04 of these By-Laws shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

Section 1.10. Organization; Procedure; Inspection of Elections.

(a) At every meeting of stockholders, the presiding person shall be the Chairperson of the Board or, in the event of his or her absence or disability, the Chief Executive Officer and President, or, in the event of his or her absence or disability, a presiding person chosen by resolution of the Board. The Secretary or, in the event of his or her absence or disability, the Assistant Secretary, if any, or, if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding person, shall act as secretary of the meeting. The Board may make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to any such rules and regulations, the presiding person of any meeting shall have the right and authority to prescribe rules, regulations and procedures for such meeting and to take all such actions as in the judgment of the presiding person are appropriate for the proper conduct of such meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the poll shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; (vi) limitations on the time allotted to questions or comments by participants; and (vii) restrictions on the use of cell phones, audio or video recording devices and other devices at the meeting. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting as required by these By-Laws or other applicable law, and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the presiding person of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(b) Preceding any meeting of the stockholders, the Board may, and when required by law shall, appoint one or more persons to act as inspectors of elections, and may designate one or more alternate inspectors. If no inspector or alternate so appointed by the Board is able to act, or if no inspector or alternate has been appointed and the appointment of an inspector is required by law, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. No director or nominee for election to the Board shall be appointed as an inspector of elections. Each inspector, before entering upon the discharge of the duties of an inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall discharge their duties in accordance with the requirements of applicable law.

Section 1.11. Consent of Stockholders in Lieu of Meeting. Except as otherwise provided in the Certificate of Incorporation, stockholders may not take any action by consent in lieu of action at an annual or special meeting of stockholders.

Section 1.12. Notice of Stockholder Proposals and Nominations.

(a) Annual Meetings of Stockholders. (i) Nominations of persons for election to the Board and proposals of business to be considered by the stockholders at an annual meeting of stockholders may be made only (A) as specified in the Corporation’s notice of meeting (or any notice supplemental thereto), (B) by or at the direction of the Board, or a Committee (as defined below) appointed by the Board for such purpose, or (C) by any stockholder of the Corporation who or which (1) is entitled to vote at the meeting, (2) complies in a timely manner with all notice procedures set forth in this Section 1.12, and (3) is a stockholder of record when the required notice is delivered and at the date of the meeting.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder of record pursuant to subclause (C) of Section 1.12(a)(i) of these By-Laws (the “Noticing Stockholder”), the Noticing Stockholder must have given timely notice thereof in writing to the Secretary and, in the case of business other than nominations for persons for election to the Board, such other business must constitute a proper matter for stockholder action. To be timely, the Noticing Stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day and not later than the Close of Business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than seventy (70) days from such anniversary date of the preceding year’s annual meeting, notice by the Noticing Stockholder to be timely must be so delivered not earlier than the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the Close of Business on the later of (x) the ninetieth (90th) day prior to the date of such annual meeting or (y) tenth (10th) day following the day on which Public Announcement (as defined below) of the date of such meeting is first made by the Corporation. The number of nominees a Noticing Stockholder may nominate for election at an annual meeting (or in the case of a Noticing Stockholder giving the notice on behalf of a beneficial owner, the number of nominees a Noticing Stockholder may nominate for election at an annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. To be in proper form, the Noticing Stockholder’s notice delivered to the Secretary pursuant to subclause (C) of Section 1.12(a)(i) shall set forth:

(A) As to each person, if any, whom the Noticing Stockholder proposes to nominate for election or re-election as a director:

(1) the name, age, citizenship, business address and residence address of the proposed nominee,

(2) the Stockholder Information (as defined below) for the proposed nominee (as if such proposed nominee were a Holder, as defined below);

(3) all information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to Section 14 of the Exchange Act (including the proposed nominee’s written consent to being named in proxy statements as a proposed nominee of the Noticing Stockholder and to serving as a director if elected);

(4) a description of all agreements, arrangements and understandings between the proposed nominee, on the one hand, and each Holder and any Stockholder Associated Person (as defined below) of each such Holder, on the other hand, at present and during the past three (3) years, which shall include a description of all direct and indirect compensation and other monetary agreements, arrangements and understandings at present and for the past three (3) years between the proposed nominee and such Holder or such Stockholder Associated Person and all of the information that would be required to be disclosed under Item 404 of Regulation S-K (or any successor provision) if such Holder or such Stockholder Associated Person were the “registrant” for purposes of such Item and the proposed nominee were a director or executive officer of such registrant; and

(5) a completed and signed questionnaire and a completed and signed representation and agreement as required by Section 1.12(a)(v);

(B) as to any other business that the Noticing Stockholder proposes to bring before the meeting:

(1) a brief description of the business desired to be brought before the meeting;

(2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-Laws, the text of the proposed amendment);

(3) the reasons for conducting such business at the meeting;

(4) any material interest in such business of each Holder and each Stockholder Associated Person of the Holders;

(5) a description of all agreements, arrangements and understandings between any Holder and any Stockholder Associated Person of a Holder in connection with the proposal of such business by the Noticing Stockholder; and

(6) a description of all agreements, arrangements and understandings between any Holder or any Stockholder Associated Person of any Holder, on the one hand, and any person known by any Holder or Stockholder Associated Person of a Holder to have a financial or other material interest in the proposal of such business, on the other hand, in each case to the extent such interest is not shared on a pro-rata basis by all the Corporation’s stockholders;

(C) as to the Noticing Stockholder and each beneficial owner, if any, on whose behalf the nomination or proposal is made (collectively with the Noticing Stockholder, the “Holders” and each a “Holder”) and their respective Stockholder Associated Persons, if any:

(1) the name and address of the Noticing Stockholder, as they appear on the Corporation’s books;

(2) the name and address of each other Holder and of each of the Stockholder Associated Persons of the Holders;

(3) the class or series and number of shares of stock of the Corporation which are directly or indirectly held of record or owned beneficially by each Holder and each of their Stockholder Associated Persons (provided that, for the purposes of this By-Law, any such person shall in all events be deemed to beneficially own any shares of stock of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future, whether conditional or not);

(4) any Derivative Instrument (as defined below) directly or indirectly held or beneficially held by each Holder and each of their Stockholder Associated Persons, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation;

(5) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which each Holder and each of their Stockholder Associated Persons has a right to vote or has granted a right to vote any security of the Corporation;

(6) any Short Interest (as defined below) held by each Holder and each of their Stockholder Associated Persons presently or within the last twelve (12) months in any security of the Corporation;

(7) any direct or indirect legal, economic or financial interest (including Short Interest) of each Holder and each of their Stockholder Associated Persons in the outcome of any (I) vote to be taken at any annual or special meeting of stockholders of the Corporation or (II) any meeting of stockholders of any other entity with respect to any matter that is related, directly or indirectly, to any nomination or other business proposed by any Holder under this By-Law;

(8) any direct or indirect interest of each Holder and each of their Stockholder Associated Persons in any contract with or litigation involving the Corporation or any Affiliate (as defined below) of the Corporation (including, in any such case, any employment agreement collective bargaining agreement or consulting agreement);

(9) any rights to dividends on any security of the Corporation owned beneficially by each Holder and each of their Stockholder Associated Persons that are separated or separable from the underlying security of the Corporation;

(10) any material pending or threatened action, suit, investigation or proceeding (whether civil, criminal, investigative, administrative or otherwise) in which any Holder or any of their Stockholder Associated Persons is, or is reasonably expected to be made, a party or material participant involving the

Corporation or any of its officers, directors or employees, or any Affiliate of the Corporation, or any officer, director or employee of such Affiliate (subclauses (3) through (10) of clause (C) of this Section 1.12(a)(ii) shall be referred to as the “Stockholder Information”; provided, however, that the Stockholder Information shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who otherwise would be required to disclose Stockholder Information hereunder solely as a result of being the Noticing Stockholder directed to prepare and submit the notice required by this Section 1.12(a)(ii) on behalf of a Holder);

(11) the names and addresses of other stockholders (including beneficial owners) known by any Holder, Stockholder Associated Person of a Holder or proposed nominee of the Noticing Stockholder to financially or otherwise materially support the Noticing Stockholder’s proposals or nominations, and to the extent known the class or series and number of all shares of the Corporation’s capital stock owned beneficially or of record by each such other stockholder or other beneficial owner;

(12) the information and statement required by Rule 14a-19(b) (or any successor provision);

(13) all information relating to each Holder and each of their Stockholder Associated Persons that is required to be disclosed by such Holder and such Stockholder Associated Persons in solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case in accordance with Regulation 14A under the Exchange Act;

(14) a representation that the Noticing Stockholder is a holder of record of the stock of the Corporation at the time of giving the notice, will be entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such business or nomination;

(15) a representation by the Noticing Stockholder as to whether any Holder or any Stockholder Associated Person of any Holder intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee, (y) otherwise solicit proxies or votes from stockholders in support of such proposal, nomination or other business; and/or (z) to solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the Exchange Act;

(16) a certification regarding whether each Holder and their Stockholder Associated Persons have complied with all applicable federal, state and other legal requirements in connection with such Holder’s acquisition, holding, voting and disposing of shares of capital stock or other securities of the Corporation and/or such Holder’s acts or omissions as a stockholder of the Corporation; and

(17) a representation by the Noticing Stockholder as to the completeness and accuracy of the information (including all statements, descriptions, representations and certifications) set forth in the notice.

(iii) The Corporation may also require, as a condition to any such nomination or other business being deemed properly brought before a meeting of stockholders, any Holder, Stockholder Associated Person of a Holder or proposed nominee to furnish to the Secretary, within five (5) Business Days (as defined below) of such request, such other information as may be reasonably requested by the Corporation, including to determine whether such proposed nominee is qualified under the Certificate of Incorporation, these By-Laws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation to serve as a director or independent director of the Corporation.

(iv) In addition, in order to be considered timely, the Noticing Stockholder’s notice delivered pursuant to subclause (C) of Section 1.12(a)(i) or Section 1.12(b) shall be updated and supplemented from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for determining the stockholders entitled to notice of the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof; provided that if the record date for determining the stockholders entitled to vote at the meeting is less than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than five (5) days after the record date for determining the stockholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or any adjournment or postponement thereof).

(v) To be eligible to be a nominee of any Noticing Stockholder (nominated pursuant to Section 1.12(a)(ii)) for election or re-election as a director of the Corporation, a person must deliver in writing (in accordance with the time periods prescribed for delivery of notice under this By-Law) to the Secretary at the principal executive offices of the Corporation: (1) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within five (5) Business Days of such written request) and (2) a written representation and agreement (in the form provided by the Secretary upon written request of any stockholder of record identified by name within five (5) Business Days of such written request) that such person: (a) is not and will not become a party to (x) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation; (c) would be in compliance, if elected as a director of the Corporation, and will comply with all applicable rules of the exchanges upon which the securities of the Corporation are listed and all generally applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation that are publicly available; and intends to serve a full term if elected as a director of the Corporation; and (d) intends to serve a full term if elected as a director of the Corporation.

(vi) Notwithstanding anything in Section 1.12(a)(ii) of these By-Laws to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no Public Announcement by the Corporation naming all of the nominees for directors proposed by the Board or specifying the size of the increased Board made by the Corporation at least ten (10) days prior to the last day a Noticing Stockholder may deliver a notice of nominations in accordance with Section 1.12(a) of this By-Law, then the Noticing Stockholder’s notice under this Section 1.12(a) shall also be considered timely, but only with respect to proposed nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the tenth (10th) day following the day on which a Public Announcement of such increase in the number of directors to be elected is first made by the Corporation.

(vii) Notwithstanding anything to the contrary in these By-Laws, unless otherwise required by law, if a Noticing Stockholder (x) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed nominee and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder has met the requirements of Rule 14a-19(a)(3)

promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that the nomination is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). If a Noticing Stockholder has delivered to the Corporation a notice relating to nominations, the Noticing Stockholder shall deliver to the Corporation not later than eight (8) Business Days prior to the date of the meeting or any adjournment or postponement thereof reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act (or any successor provision).

(b) Special Meetings of Stockholders. Only such business as shall have been brought before the special meeting of the stockholders pursuant to the Corporation’s notice of meeting shall be conducted at such meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board or a Committee appointed by the Board for such purpose or stockholders pursuant to Article VIII of the Certificate of Incorporation or (ii) provided that the Board or stockholders pursuant to Article VIII of the Certificate of Incorporation has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 1.12(b) and who is a stockholder of record at the time such notice is delivered to the Secretary. The number of nominees a Noticing Stockholder may nominate for election at a special meeting (or in the case of a Noticing Stockholder giving the notice on behalf of a beneficial owner, the number of nominees a Noticing Stockholder may nominate for election at a special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors of the Corporation, any stockholder entitled to vote at such meeting may nominate a person or persons, as the case may be, for election to such position(s) as specified by the Corporation, if the Noticing Stockholder’s notice as required by Section 1.12(a)(ii) of these By-Laws shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the opening of business on the one hundred and twentieth (120th) day prior to such special meeting and not later than the Close of Business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which Public Announcement is first made of the date of the special meeting at which directors are to be elected.

(c) General.

(i) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.12 shall be eligible to serve as directors and only such business shall be conducted at an annual or special meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by applicable law, the Certificate of Incorporation or these By-Laws, the chairperson of a meeting of stockholders shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 1.12 (including whether the Holders and their Stockholder Associated Persons solicited (or are part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with the Noticing Stockholder’s representation as required by Section 1.12(a)(ii)(C)(15)), and (B) if any proposed nomination or business is not in compliance with this Section 1.12, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.

(ii) If the Noticing Stockholder (or a qualified representative of the Noticing Stockholder) does not appear at a meeting of stockholders to present such nomination or proposal, the nomination shall be disregarded and/or the proposed business shall not be transacted, as the case may be, notwithstanding that proxies in favor thereof may have been received by the Corporation. For purposes of this Section 1.12, to be considered a qualified representative of the Noticing Stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(A) Notwithstanding the foregoing provisions of this Section 1.12, a Noticing Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.12. Nothing in this Section 1.12 shall be deemed to affect any rights of (1) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (2) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation or of the relevant preferred stock certificate of designation.

(B) The announcement of an adjournment or postponement of an annual or special meeting does not commence a new time period (and does not extend any time period) for the giving of notice of a stockholder nomination or a stockholder proposal as described above.

(C) For purposes of this By-Law, delivery of any notice or materials by a Noticing Stockholder as required under this By-Law shall require both (1) hand delivery, overnight courier service, or by certified or registered mail, return receipt requested, in each case to the Secretary at the principal executive offices of the Corporation and (2) electronic mail to the Secretary.

(D) Definitions. For purposes of this By-Law, the term:

(1) “Affiliate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act and the rules and regulations promulgated thereunder;

(2) “Associate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act and the rules and regulations promulgated thereunder;

(3) “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close;

(4) “Close of Business” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation, and if an applicable deadline falls on the Close of Business on a day that is not a Business Day, then the applicable deadline shall be deemed to be the Close of Business on the immediately preceding Business Day;

(5) “Derivative Instrument” means any short position, profits interest, option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the Holder and any Stockholder Associated Person of such Holder may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation;

(6) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

(7) “including” (and any variations thereof) means “including without limitation;”

(8) “Public Announcement” means any method (or combination of methods) of disclosure that is reasonably designed to provide broad, non-exclusionary distribution of the information to the public or the furnishing or filing of any document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder;

(9) “Stockholder Associated Person” means, with respect to any Holder:

a. any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such Holder in a solicitation of proxies in respect of any business or director nomination proposed by or behalf of such Holder;

b. any Affiliate or Associate of such Holder; and

c. any person who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision)) with such Holder; and

(10) “Regulation S-K” means Regulation S-K under the Securities Act.

(11) “Securities Act” means the Securities Act of 1933, as amended.

(12) “Short Interest” means any agreement, arrangement, understanding relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving any Holder or any Stockholder Associated Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) or any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Holder or any Stockholder Associated Person with respect to any class or series of the shares or other securities of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares or other securities of the Corporation.

ARTICLE II

BOARD OF DIRECTORS

Section 2.01. General Powers. Except as may otherwise be provided by law or the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The directors shall act only as a Board, and the individual directors shall have no power as such.

Section 2.02. Number and Term of Office. Subject to any rights of the holders of shares of any series of preferred stock to elect additional directors and any requirements of the Certificate of Incorporation, the number of directors shall be fixed, and may be altered from time to time, exclusively by resolution of the Board, but in no event may the number of directors of the Corporation be less than one. Each director (whenever elected) shall hold office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.

Section 2.03. Election of Directors. Subject to the provisions of the Certificate of Incorporation, and any rights of the holders of shares of any class or series of preferred stock, if any, to elect additional directors, at each meeting of stockholders for the election of directors, provided a quorum is present, each director who is standing for election shall be elected by the vote of the majority of the votes cast with respect to that Director’s election; provided, however, that directors shall be elected by the vote of a plurality of votes cast in connection with the election of directors at any meeting of stockholders with respect to which (i) the Secretary receives notice that one or more stockholders has proposed to nominate one or more persons for election or re-election to the Board, which notice purports to be in compliance with the advance notice requirements for stockholder nominations set forth in Section 1.12 of these By-Laws, irrespective of whether the Board at any time determines that any such notice is not in compliance with such requirements, and (ii) such nominations have not been formally and irrevocably withdrawn by such stockholders on or prior to the date that is ten (10) days in advance of the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation (a “Contested Election”). For purposes of this Section 2.03, “a majority of the votes cast” means that the number of shares voted “for” a nominee’s election exceeds the number of shares voted “against” such nominee’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election).

Any nominee who is an incumbent director and does not receive a majority of the votes cast in an election that is not a Contested Election must promptly tender his or her resignation contingent on the acceptance of that resignation by the Board to the Chairperson of the Board following certification of the election results. In the event that such a resignation is tendered, the Nominating and Corporate Governance Committee, or another duly authorized committee designated by the Board, shall recommend to the Board whether to accept or reject the tendered resignation or whether other action should be taken. The Board shall act on the resignation, considering the Nominating and Corporate Governance Committee’s recommendation no later than at its first regularly scheduled meeting following certification of the election results and shall publicly disclose the Board’s decision (including, if applicable, the reasons for rejecting the tendered resignation) in a periodic or current report filed with the SEC.

If one or more directors’ resignations are accepted by the Board, or if a nominee for director who is not an incumbent director is not elected, the Board may fill the resulting vacancy or vacancies pursuant to Section 2.14 of these By-Laws or reduce the size of the Board pursuant to Section 2.02 of these By-Laws.

Any director who tenders his or her resignation pursuant to this provision will not participate in the Nominating and Corporate Governance Committee’s recommendation or Board’s decision regarding the tendered resignation. If a majority of the members of the Nominating and Corporate Governance Committee failed to receive a majority vote at the same election, the Board shall appoint a Committee solely for the purpose of considering the tendered resignations, consisting of one or more of the directors who were not required to tender a resignation pursuant to this provision, and shall recommend to the Board whether to accept or reject them.

The stockholders do not have the right to cumulate their votes for the election of directors.

Section 2.04. Regular Meetings. Regular meetings of the Board shall be held on such dates, and at such times and places (if any), as are determined from time to time by the Board. A notice of regular meetings of the Board shall not be required.

Section 2.05. Special Meetings. Special meetings of the Board shall be held whenever called by the Chairperson of the Board or the Chief Executive Officer or, in the event of his or her absence or disability, by the Secretary, or by a majority of the directors then in office, at such place (if any), date and time as may be specified in the respective notices or waivers of notice of such meetings. Any business may be conducted at a special meeting.

Section 2.06. Notice of Meetings; Waiver of Notice.

(a) Notice to directors of the date, place and time of any special meeting of the Board shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. If the notice is delivered in person, by electronic mail, telephone or other means of electronic transmission, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by mail, it shall be deposited in the United States mail at least five (5) days before the time of the holding of the meeting. Except as otherwise provided herein or permitted by applicable law, notices to any director may be in writing and delivered personally or mailed to such director at such director’s address appearing on the books of the Corporation, or may be given by telephone or by any means of electronic transmission (including, without limitation, electronic mail) directed to an address for receipt by such director of electronic transmissions appearing on the books of the Corporation.

(b) A written waiver of notice of meeting signed by a director or a waiver by electronic transmission by a director, whether given before or after the meeting time stated in such notice, is deemed equivalent to notice. Attendance of a director at a meeting is a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business at the meeting on the ground that the meeting is not lawfully called or convened.

Section 2.07. Quorum; Voting. At all meetings of the Board, the presence of a majority of the total authorized number of directors shall constitute a quorum for the transaction of business. Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board.

Section 2.08. Participation by Electronic Communications Equipment. Members of the Board may participate in a meeting of the Board by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 2.09. Adjournment. A majority of the directors present may adjourn any meeting of the Board to another date, time or place, whether or not a quorum is present. No notice need be given of any adjourned meeting unless (a) the date, time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.05 of these By-Laws shall be given to each director, or (b) the meeting is adjourned for more than twenty-four (24) hours, in which case the notice referred to in clause (a) shall be given to those directors not present at the announcement of the date, time and place of the adjourned meeting.

Section 2.10. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent thereto in writing or by electronic transmission. Thereafter, such writing or writings or electronic transmissions shall be filed with the minutes of proceedings of the Board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.11. Regulations. To the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws, the Board may adopt such rules and regulations for the conduct of meetings of the Board and for the management of the affairs and business of the Corporation as the Board may deem appropriate.

Section 2.12. Resignations of Directors. Any director may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such director, to the Chairperson of the Board or the Secretary. Such resignation shall take effect upon delivery unless the resignation specifies a later effective date or an effective date determined upon the happening of a specified event.

Section 2.13. Removal of Directors. Subject to any rights granted to the holders of shares of any class or series of preferred stock then outstanding to remove directors elected by such class or series of preferred stock, a director may be removed at any time, either with or without cause, upon the affirmative vote of the holders of at least a majority of the outstanding shares of common stock of the Corporation then entitled to vote in an election of directors.

Section 2.14. Vacancies and Newly Created Directorships. Subject to any rights of the holders of shares of any series of preferred stock then outstanding, and except as provided by law, any vacancies in the Board that results from the death, disability, resignation, disqualification or removal of any director or from any other cause or newly created directorships shall be filled solely by an affirmative vote of at least a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. A director elected to fill a vacancy or a newly created directorship shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.

Section 2.15. Compensation. The amount, if any, which each director shall be entitled to receive as compensation for his or her services shall be fixed from time to time by the Board. The Corporation will cause each director serving on the Board to be reimbursed for all reasonable out-of-pocket costs and expenses incurred by him or her in connection with such service.

Section 2.16. Reliance on Accounts and Reports, etc. A director, as such or as a member of any Committee designated by the Board, shall in the performance of his or her duties be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or Committees designated by the Board, or by any other person as to the matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 2.17. Chairperson of the Board. The Chairperson of the Board shall be appointed by a majority of the directors of the Board. Subject to the terms of the Certificate of Incorporation, the Chairperson of the Board shall have the power to call special meetings of stockholders. If present, the Chairperson of the Board shall preside at meetings of the stockholders and of the Board. The Chairperson of the Board shall have such other powers and duties customarily and usually associated with the office of the Chairperson of the Board, as well as any additional powers and duties as may be from time to time assigned to him or her by the Board. The Board may also elect from among its members a one or more vice-chairpersons to perform such duties as may be designated by the Board.

ARTICLE III

COMMITTEES

Section 3.01. How Constituted. The Board shall designate such committees as may be required by applicable laws, regulations or stock exchange rules, and may designate such additional committees as it deems necessary or appropriate (collectively, the “Committees”). Each Committee shall consist of such number of directors, with such qualifications, as may be required by applicable laws, regulations or stock exchange rules, or as from time to time may be fixed by the Board, and shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation to the extent delegated to such Committee by resolution of the Board, which delegation shall include all such powers and authority as may be required by applicable laws, regulations or stock exchange rules. No Committee shall have any power or authority (a) as to approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, (b) as to adopting, amending or repealing any of these By-Laws or (c) as may otherwise be excluded by law or by the Certificate of Incorporation. Any Committee may be abolished or re-designated from time to time by the Board.

Section 3.02. Members and Alternate Members. The members of each Committee and any alternate members shall be selected by the Board. The Board may provide that the members and alternate members serve at the pleasure of the Board. An alternate member may replace any absent or disqualified member at any meeting of the Committee. An alternate member shall be given all notices of Committee meetings, may attend any meeting of the Committee, but may count towards a quorum and vote only if a member for whom such person is an alternate is absent or disqualified. In the absence or disqualification of a member of a Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each member or alternate member of any Committee (whether designated at an annual meeting of the Board or to fill a vacancy or otherwise) shall hold office until his or her successor shall have been designated or until he or she shall cease to be a director, or until his or her earlier death, resignation or removal.

Section 3.03. Committee Procedures. A quorum for each Committee shall be a majority of its members, unless the Committee has only one or two members, in which case a quorum shall be one member, unless a greater quorum is established by the Board. The vote of a majority of the Committee members present at a meeting at which a quorum is present shall be the act of the Committee. Each Committee shall keep regular minutes of its meetings and report to the Board when required. The Board may adopt other rules and regulations for the government of any Committee not inconsistent with the provisions of these By-Laws, and each Committee may adopt its own rules and regulations of government, to the extent not inconsistent with these By-Laws or rules and regulations adopted by the Board.

Section 3.04. Meetings and Actions of Committees. Meetings and actions of each Committee shall be governed by, and held and taken in accordance with, the provisions of the following sections of these By-Laws, with such By-Laws being deemed to refer to the Committee and its members in lieu of the Board and its members:

(a) Section 2.04 (relating to regular meetings);

(b) Section 2.05 (relating to special meetings);

(c) Section 2.06 (relating to notice of meetings and waiver of notice);

(d) Sections 2.08 (relating to electronic communication);

(e) Section 2.09 (relating to adjournment); and

(f) Section 2.10 (relating to action without a meeting).

Special meetings of Committees may also be called by resolution of the Board.

Section 3.05. Resignations and Removals. Any member (and any alternate member) of any Committee may resign from such position at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such member, to the Chairperson of the Board or the Secretary. Such resignation shall take effect upon delivery unless the resignation specifies a later effective date or an effective date determined upon the happening of a specified event. Any member (and any alternate member) of any Committee may be removed from such position by the Board at any time, either for or without cause.

Section 3.06. Vacancies. If a vacancy occurs in any Committee for any reason, the remaining members (and any alternate members) may continue to act if a quorum is present. A Committee vacancy may be filled only by the Board.

ARTICLE IV

OFFICERS

Section 4.01. Officers. The Board shall elect a Chief Executive Officer and President (which offices may be held by the same person) and a Secretary as officers of the Corporation. The Board may also elect a Treasurer, one or more Senior Vice Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers and such other officers and agents as the Board may determine (including a Chief Financial Officer). The Board from time to time may also delegate to any officer the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any action by an appointing officer may be superseded by action by the Board. Any number of offices may be held by the same person, except that one person may not hold both the office of Chief Executive Officer and President and the office of Secretary. No officer need be a director of the Corporation.

Section 4.02. Election. The officers of the Corporation elected by the Board shall serve at the pleasure of the Board. Officers and agents appointed pursuant to delegated authority as provided in Section 4.01 (or, in the case of agents, as provided in Section 4.06) shall hold their offices for such terms as may be determined from time to time by the appointing officer. Each officer shall hold office until his or her successor has been elected or appointed and qualified, or until his or her earlier death, resignation or removal.

Section 4.03. Compensation. The salaries and other compensation of all executive officers of the Corporation shall be fixed by the Board or in the manner established by the Board, including by any Committee established by the Board for such purpose.

Section 4.04. Removal and Resignation; Vacancies. Any officer may be removed for or without cause at any time by the Board. Any officer granted the power to appoint subordinate officers and agents as provided in Section 4.01 may remove any subordinate officer or agent appointed by such officer, for or without cause. Any officer or agent may resign at any time by delivering notice of resignation, either in writing signed by such officer or by electronic transmission, to the Board or the Chief Executive Officer and President. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation, by death, resignation, removal or otherwise, may be filled by the Board or by the officer, if any, who appointed the person formerly holding such office.

Section 4.05. Authority and Duties of Officers. An officer of the Corporation shall have such authority and shall exercise such powers and perform such duties (a) as may be required by law, (b) to the extent not inconsistent with law, as are specified in these By-Laws, (c) to the extent not inconsistent with law or these By-Laws, as may be specified by resolution of the Board and (d) to the extent not inconsistent with any of the foregoing, as may be specified by the appointing officer with respect to a subordinate officer appointed pursuant to delegated authority under Section 4.01.

Section 4.06. Chief Executive Officer; President. The Chief Executive Officer and President shall be the chief executive officer of the Corporation, shall have general control and supervision of the policies and operations of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. Unless otherwise provided by the Board, he or she shall manage and administer the Corporation’s business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer of a corporation. He or she shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and all other documents and instruments in connection with the business of the Corporation. He or she shall have the authority to cause the employment or appointment of such employees or agents of the Corporation as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend any employee or any agent employed or appointed by any officer or to suspend any agent appointed by the Board. The Chief Executive Officer and President shall have the duties and powers of the Treasurer if no Treasurer is elected and shall have such other duties and powers as the Board may from time to time prescribe. The Board may determine to bifurcate the role of Chief Executive Officer and President, in each case with such duties and powers as may be assigned to him or her from time to time by the Board. In the event the role of Chief Executive Officer and President are bifurcated as described in the foregoing sentence, references in these By-Laws to Chief Executive Officer and President shall refer only to the Chief Executive Officer.

Section 4.07. Vice Presidents. If one or more Senior Vice Presidents or Vice Presidents have been elected, each Senior Vice President or Vice President shall perform such duties and exercise such powers as may be assigned to him or her from time to time by the Board or the Chief Executive Officer and President. In the event of absence or disability of the Chief Executive Officer and President, the duties of the Chief Executive Officer and President shall be performed, and his or her powers may be exercised, by such Senior Vice President or Vice President as shall be designated by the Board or, failing such designation, by the Senior Vice President or Vice President in order of seniority of election to that office.

Section 4.08. Secretary. Unless otherwise determined by the Board, the Secretary shall have the following powers and duties:

(a) The Secretary shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders, the Board and any Committees thereof in books provided for that purpose.

(b) The Secretary shall cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by law.

(c) Whenever any Committee shall be appointed pursuant to a resolution of the Board, upon request, the Secretary shall furnish a copy of such resolution to the members of such Committee.

(d) The Secretary shall be the custodian of the records and of the seal of the Corporation, if any, and cause such seal (or a facsimile thereof), if any, to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all documents and instruments that the Board or any officer of the Corporation has determined should be executed under seal, may sign (together with any other authorized officer) any such document or instrument, and when the seal is so affixed he or she may attest the same.

(e) The Secretary shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Certificate of Incorporation or these By-Laws.

(f) The Secretary shall have charge of the stock books and ledgers of the Corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each such holder became a holder of record.

(g) The Secretary shall sign (unless the Treasurer, an Assistant Treasurer or an Assistant Secretary shall have signed) certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board.

(h) The Secretary shall perform, in general, all duties incident to the office of the Secretary and such other duties as may be specified in these By-Laws or as may be assigned to the Secretary from time to time by the Board or the Chief Executive Officer and President.

Section 4.09. Treasurer. Unless otherwise determined by the Board, the Treasurer, if there be one, shall be the chief financial officer of the Corporation and shall have the following powers and duties:

(a) The Treasurer shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records thereof.

(b) The Treasurer shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be determined by the Board or the Chief Executive Officer and President, or by such other officers of the Corporation as may be authorized by the Board or the Chief Executive Officer and President to make such determinations.

(c) The Treasurer shall cause the moneys of the Corporation to be disbursed by checks or drafts (signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board or the Chief Executive Officer and President may determine from time to time) upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.

(d) The Treasurer shall render to the Board or the Chief Executive Officer and President, whenever requested, a statement of the financial condition of the Corporation and of the transactions of the Corporation, and render a full financial report at the annual meeting of the stockholders, if called upon to do so.

(e) The Treasurer shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation.

(f) The Treasurer may sign (unless an Assistant Treasurer or the Secretary or an Assistant Secretary shall have signed) certificates representing shares of stock of the Corporation the issuance of which shall have been authorized by the Board.

(g) The Treasurer shall perform, in general, all duties incident to the office of treasurer and such other duties as may be specified in these By-Laws or as may be assigned to the Treasurer from time to time by the Board or the Chief Executive Officer and President.

ARTICLE V

CAPITAL STOCK

Section 5.01. Certificates of Stock; Uncertificated Shares. The shares of the Corporation shall be represented by certificates, except to the extent that the Board has provided by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed by any two authorized officers of the Corporation, certifying the number and class of shares owned by such holder. Such certificate shall be in such form as the Board may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws.

Section 5.02. Facsimile Signatures. Any or all signatures on the certificates referred to in Section 5.01 of these By-Laws may be in any form permitted under the DGCL. If any officer, transfer agent or registrar who has signed, or whose signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 5.03. Lost, Stolen or Destroyed Certificates. A new certificate may be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed only upon delivery to the Corporation of an affidavit of the owner or owners (or their legal representatives) of such certificate, setting forth such allegation, and a bond or other undertaking as may be satisfactory to a financial officer of the Corporation designated by the Board to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

Section 5.04. Transfer of Stock.

(a) Transfer of shares represented by certificates shall be made on the books of the Corporation upon surrender to the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, and otherwise in compliance with applicable law. Shares that are not represented by a certificate shall be transferred in accordance with applicable law. Subject to applicable law, the provisions of the Certificate of Incorporation and these By-Laws, the Board may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

(b) The Corporation may enter into agreements with stockholders to restrict the transfer of stock of the Corporation in any manner not prohibited by the DGCL.

Section 5.05. Registered Stockholders. Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests except as required by applicable law. If a transfer of shares is made for collateral security, and not absolutely, this fact shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

Section 5.06. Transfer Agent and Registrar. The Board may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

ARTICLE VI

INDEMNIFICATION

Section 6.01. Indemnification.

(a) In General. The Corporation shall indemnify, to the fullest extent permitted by the DGCL and other applicable law (including as it presently exists or may hereafter be amended, but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a “proceeding”) by reason of the fact that (x) such person is or was serving or has agreed to serve as a director or officer of the Corporation, or (y) such person, while serving as a director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee, manager or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise or (z) at the request of the Corporation, such person is or was serving or has agreed to serve as a director, officer, employee, manager or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted by such person in such capacity, and who satisfies the applicable standard of conduct set forth in the DGCL or other applicable law:

(i) in a proceeding other than a proceeding by or in the right of the Corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person’s behalf in connection with such proceeding and any appeal therefrom, or

(ii) in a proceeding by or in the right of the Corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred by such person or on such person’s behalf in connection with the defense or settlement of such proceeding and any appeal therefrom.

(b) Indemnification in Respect of Successful Defense. To the extent that a person has been successful on the merits or otherwise in defense of any proceeding referred to in Section 6.01(a) or in defense of any claim, issue or matter therein, such person shall be indemnified by the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(c) Indemnification in Respect of Proceedings Instituted by Indemnitee. Section 6.01(a) does not require the Corporation to indemnify a person in respect of a proceeding (or part thereof) instituted by such person on his or her own behalf, unless such proceeding (or part thereof) has been authorized by the Board or the indemnification requested is pursuant to the last sentence of Section 6.03 of these By-Laws.

Section 6.02. Advance of Expenses. The Corporation shall to the fullest extent, permitted by the DGCL, advance all expenses (including reasonable attorneys’ fees) incurred by a person in defending any proceeding referred to in Section 6.01(a) prior to the final disposition of such proceeding upon written request of such person and delivery of an undertaking by such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The Corporation may authorize any counsel for the Corporation to represent (subject to applicable conflict of interest considerations) such person in any proceeding, whether or not the Corporation is a party to such proceeding.

Section 6.03. Procedure for Indemnification. Any indemnification under Section 6.01 of these By-Laws or any advance of expenses under Section 6.02 of these By-Laws shall be made only against a written request therefor (together with supporting documentation) submitted by or on behalf of the person seeking indemnification or advance.

Indemnification may be sought by a person under Section 6.01 of these By-Laws in respect of a proceeding only to the extent that both the liabilities for which indemnification is sought and all portions of the proceeding relevant to the determination of whether the person has satisfied any appropriate standard of conduct have become final. A person seeking indemnification or advance of expenses may seek to enforce such person’s rights to indemnification or advance of expenses (as the case may be) in the Delaware Court of Chancery to the extent all or any portion of a requested indemnification has not been granted within ninety (90) days of, or to the extent all or any portion of a requested advance of expenses has not been granted within twenty (20) days of, the submission of such request. All expenses (including reasonable attorneys’ fees) incurred by such person in connection with successfully establishing such person’s right to indemnification or advancement of expenses under this Article, in whole or in part, shall also be indemnified by the Corporation.

Section 6.04. Burden of Proof.

(a) In any proceeding brought to enforce the right of a person to receive indemnification to which such person is entitled under Section 6.01 of these By-Laws, the Corporation has the burden of demonstrating that the standard of conduct applicable under the DGCL or other applicable law was not met. A prior determination by the Corporation (including its Board or any Committee thereof, its independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct does not itself constitute evidence that the claimant has not met the applicable standard of conduct.

(b) In any proceeding brought to enforce a claim for advances to which a person is entitled under Section 6.02 of these By-Laws, the person seeking an advance need only show that he or she has satisfied the requirements expressly set forth in Section 6.02 of these By-Laws.

Section 6.05. Contract Right; Non-Exclusivity; Survival.

(a) The rights to indemnification and advancement of expenses provided by this Article VI shall be deemed to be separate contract rights between the Corporation and each person referred to in Section 6.01(a) who serves in any such capacity at any time while these provisions as well as the relevant provisions of the DGCL are in effect, and no repeal or modification of any of these provisions or any relevant provisions of the DGCL shall adversely affect any right or obligation of such person existing at the time of such repeal or modification with respect to any state of facts then or previously existing or any proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such “contract rights” may not be modified retroactively as to any such person without the consent of such person.

(b) The rights to indemnification and advancement of expenses provided by this Article VI shall not be deemed exclusive of any other indemnification or advancement of expenses to which a person seeking indemnification or advancement of expenses may be entitled by any agreement, vote of stockholders or disinterested directors, or otherwise.

(c) The rights to indemnification and advancement of expenses provided by this Article VI to any person referred to in Section  6.01(a) shall inure to the benefit of the heirs, executors and administrators of such person.

Section  6.06. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, manager or agent of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against such person and incurred by such person or on such person’s behalf in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.

Section 6.07. Employees and Agents. The Board, or any officer authorized by the Board generally or in the specific case to make indemnification decisions, may cause the Corporation to indemnify any present or former employee or agent of the Corporation in such manner and for such liabilities as the Board may determine, up to the fullest extent permitted by the DGCL and other applicable law.

Section 6.08. Interpretation; Severability. Terms defined in Sections 145(h) or 145(i) of the DGCL have the meanings set forth in such sections when used in this Article VI. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person referred to in Section 6.01(a) as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE VII

OFFICES

Section 7.01. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at the location provided in the Certificate of Incorporation.

Section 7.02. Other Offices. The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board may from time to time determine or as the business of the Corporation may require.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01. Dividends.

(a) Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares of stock of the Corporation may be declared by the Board and any such dividend may be paid in cash, property or shares of the Corporation’s stock out of its surplus, as defined in the DGCL, or, in the case there shall be no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, or as otherwise permitted under the DGCL.

(b) A member of the Board, or a member of any Committee designated by the Board, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or Committees of the Board, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

Section 8.02. Reserves. There may be set apart out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time may determine proper as a reserve or reserves for meeting contingencies, equalizing dividends, repairing or maintaining any property of the Corporation or for such other purpose or purposes as the Board may determine conducive to the interests of the Corporation, and the Board may similarly modify or abolish any such reserve.

Section 8.03. Execution of Instruments. Except as otherwise required by law or the Certificate of Incorporation, the Board or any officer of the Corporation authorized by the Board may authorize any other officer or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization must be in writing or by electronic transmission and may be general or limited to specific contracts or instruments.

Section 8.04. Voting as Stockholder or Securityholder. Unless otherwise determined by resolution of the Board, the Chief Executive Officer and President or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders or securityholders of any corporation or other entity in which the Corporation may hold stock or other securities, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such securities at any such meeting, or through action without a meeting. The Board may by resolution from time to time confer such power and authority (in general or confined to specific instances) upon any other person or persons.

Section 8.05. Fiscal Year. The fiscal year of the Corporation shall be as determined by the Board. In the absence of such determination, the fiscal year of the Corporation shall commence on the first day of January and shall terminate on December 31.

Section 8.06. Seal. The seal of the Corporation, if any, shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “Delaware”. The form of such seal, if any, shall be subject to alteration by the Board. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced or may be used in any other lawful manner.

Section 8.07. Books and Records; Inspection. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board.

Section 8.08. Electronic Transmission. “Electronic transmission”, as used in these By-Laws, means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 8.09. Facsimile and Electronic Signatures. In addition to the provisions for use of facsimile or electronic signatures elsewhere specifically authorized in these By-Laws, facsimile or electronic signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board or a Committee thereof.

ARTICLE IX

AMENDMENT OF BY-LAWS

Section 9.01. Amendment. Subject to the provisions of the Certificate of Incorporation, these By-Laws may be amended, altered or repealed (a) by resolution adopted by a majority of the Board, so long as a quorum is present or (b) by the stockholders at any regular or special meeting of the stockholders upon the affirmative vote of at least a majority of the shares of the Corporation entitled to vote thereon.

Notwithstanding the foregoing, no amendment, alteration or repeal of Article VI shall adversely affect any right or protection existing under By-Laws immediately prior to such amendment, alteration or repeal, including any right or protection of a director, officer or other person thereunder in respect of any act or omission occurring prior to the time of such amendment.